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                                                              EXHIBIT 10(h)




                               HECHINGER COMPANY

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
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                               HECHINGER COMPANY
                   SUPPLEMENT EXECUTIVE RETIREMENT AGREEMENT


         THIS AGREEMENT is made and entered into at Landover, Maryland, this 24th day of October, 1995, by and between HECHINGER COMPANY (the "Company") and ______________________ (the "Executive").

         WHEREAS, the Executive is presently employed by the Company or its subsidiaries as a key management employee; and

         WHEREAS, in consideration of the valuable services rendered by the Executive and to induce the Executive to continue to render such services to the Company, the Executive has been selected by the Company for a supplemental retirement benefit and a preretirement death benefit on the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the foregoing, and the mutual provisions contained herein, the parties do hereby agree as follows:


                  I.   Effective Date;  Purpose;  Termination
                              of Prior Agreements


         1.1 Effective Date. The Company and the Executive agree that this Agreement shall become effective as of the date first above written.

         1.2 Purpose. This Agreement, together with other designated supplemental executive retirement agreements between other executives and the Company and its Affiliated Companies (as defined in Article II hereof), is intended to constitute a single non qualified, unfunded deferred compensation plan for a "select group of management or highly compensated employees", within the meaning of section 201(2) of ERISA (as defined in Article II hereof). This plan shall be known as the Hechinger Supplemental Executive Retirement Plan (the "Plan") and shall be effective as of August 16, 1995. The Plan is designed and intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

         1.3 Termination of Prior Agreements. In consideration of the benefits described herein, the Executive irrevocably and
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unconditionally agrees to relinquish all rights to any and all retirement benefits, death benefits, and all other rights and entitlements the Executive may have had under the terms of the Hechinger Supplemental Executive Retirement Program and all predecessor programs thereto and agreements thereunder (hereinafter collectively referred to as the "Hechinger Supplemental Executive Retirement Program"). The Executive hereby irrevocably and unconditionally releases the Company, the Affiliated Companies, their owners, stockholders, officers, directors, employees, representatives, and agents, and their respective successors, and assigns, from any and all manner of actions, causes of action, and claims that the Executive ever had, now has, or hereafter may have, or that the Executive's heirs, next of kin, distributees, executors, or administrators ever had, now have, or hereafter may have, by reason of any matter, state of facts, or occurrence with regard to the Hechinger Supplemental Executive Retirement Program.

                               II.   Definitions

         Whenever used in this Agreement, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural.

         2.1 "Affiliated Companies" shall mean any corporations, associations, joint ventures, proprietorships, or partnerships while they are connected with the Company through either stock ownership or common control, or while they are members of an affiliated service group, within the meaning of Code section 414(b), (c), (m) or (o).

         2.2  "Board" shall mean the Board of Directors of the Company.

         2.3 "Cause" shall mean, with respect to termination by the Company of the Executive's employment, (a) nonfeasance, which shall mean only the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness, or any such actual or anticipated failure after the Executive gives notice of termination of employment for Good Reason) after a written demand for substantial performance is delivered to the
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Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has no substantially performed the Executive's duties, or (b) malfeasance, which shall mean only the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (a) and (b) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

         2.4 "Code" shall mean the Internal Revenue Code of 1986 as amended from time to time. A reference to a particular Code section shall also be deemed to refer to the regulations and regulatory guidance under that section.

         2.5 "Committee" shall mean the Compensation Committee of the Board, or such other committee the Board shall designate.

         2.6  "Company"  shall mean the Hechinger Company.

         2.7 "Compensation" shall mean the Executive's total wages and other compensation reported on the Executive's W-2 income tax statement as adjusted below. Compensation shall not include: reimbursements or other expense allowances (including automobile allowances), cash and non-cash fringe benefits (including income attributable to restricted stock, performance shares or from the exercise of stock options), moving expenses (including any tax reimbursement attributable to such moving expense), deferred compensation (including distributions under the Hechinger Supplemental Executive Retirement Program), welfare benefits (including severance pay and the cost of group term life insurance) or other extraordinary items. Compensation shall also include elective contributions that are made by the Company on behalf of its employees that are not includible in gross income under pre-tax medical, flexible spending or the Hechinger/HQ 401K Plans.

         2.8 "Disability" shall mean permanent and total disability within the meaning of Section 22(e) of the Code.

         2.9 "Early Retirement" shall mean Termination of Service on or after age 55 and before age 65, with the written consent of the Committee.
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         2.10 "ERISA"  shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations and regulatory guidance under that section.

         2.11 "Good Reason" shall mean, with respect to termination by the Executive of the Executive's employment with the Company, the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the company to act, unless, in the case of any act or failure to act described in paragraphs (a), (b), (c) or (d) below, such act or failure to act is corrected within ten (10) days after the Executive has notified the Board of the occurrence of any such act or failure to act:

         (a) the assignment to the Executive of any duties substantially inconsistent with the Executive's status in the position and title the Executive held immediately prior to such assignment or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to such alteration;

         (b) a reduction by the Company in the Executive's annual base salary or a material reduction in the amount of annual bonus that the Executive has the opportunity to earn, as in effect on the date hereof or as the same may be increased from time to time;

         (c) the failure of the Company to obtain a satisfactory agreement from any successor the assume and agree to perform this Agreement; or

         (d) any adverse change in the moral or ethical standards under which the business is conducted.

         2.12 "The Hechinger Pension Plan" shall mean The Hechinger Pension Plan, or any successor thereto, qualified under Code section 401(a).

         2.13 "The Hechinger Profit Sharing Plan" shall mean The Hechinger Profit Sharing Plan, or any successor thereto, qualified under Code section 401(a).
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         2.14  "The Hechinger/HQ 401 (k) Plan"  shall mean The Hechinger/HQ
401(k) Plan, or any successor thereto, qualified under Code section 401(a).

         2.15 "Plan" shall mean the Hechinger Supplemental Executive Retirement Plan.

         2.16  "Plan Year"  shall mean the calendar year.

         2.17 "Primary Social Security Benefit" shall mean the annual primary insurance amount to which the Executive is entitled, commencing at the later of
(a) age 65 or (b) the Executive's Termination of Service under Title II of the Social Security Act in effect on the date of the Executive's Termination of Service. The amount of the Executive's primary insurance amount shall be estimated. In determining this estimated amount, it shall be assumed that the Executive will make proper application for the benefit and will fulfill all other conditions of the entitlement. If the Executive incurs a Termination of Service before age 65, it shall be assumed that the Executive has no annual earnings for the period from the Termination of Service to the attainment of age 65. In estimating the Executive's Social Security Administration wage history, it shall be assumed that the Executive's earnings were always equal to, or in excess of , the maximum amount of earnings taken into account for Social Security benefits.

         2.18 "Retirement" shall mean the Executive's termination of employment on or after attaining age 65.

         2.19 "Supplemental Retirement Benefit" shall mean the benefit payable in accordance with section 3.2 or 3.3 of the Plan.

         2.20 "Termination of Service" shall mean the last day on which the Executive performs duties, or for which the Executive is compensated, as an employee of the Company or the Affiliated Companies.


                           III.   Retirement Benefits


         3.1 Retirement Benefit. If the Executive incurs a Termination of Service (a) by the Company by reason other than for Cause, or (b) by the Executive for Good Reason or by reason of Retirement, Early Retirement or Disability, then the Executive
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shall be entitled to a Supplemental Retirement Benefit, which is a vested accrued benefit payable pursuant to the terms of this Agreement. The total retirement benefit, payable at age 65, shall equal the sum of the amounts determined under sections 3.2 and 3.4 and, in the case of payment commencing prior to age 65, shall be adjusted as prescribed in section 3.3.

         3.2 Amount of Full Supplemental Retirement Benefit. Following Termination of Service as described in section 3.1, the annual Supplemental Retirement Benefit payable to an Executive at or subsequent to age 65 shall equal (a) less the sum of (b), (c), (d) and (e), where--

         (a) is 65 percent of the Executive's average annual Compensation for the highest five calendar years out of the last ten full calendar years ending on or preceding the Executive's Termination of Service, multiplied by a fraction, the numerator of which is the number of months of the Executive's employment with the Company and the Affiliated Companies not in excess of 360 and the denominator of which is 360;

         (b) is the annual benefit payable (taking into account any applicable adjustments or limitations required by the Code, ERISA or any other provision of applicable law) to the Executive at age 65 or Termination of Service, if later, on a single life annuity basis under The Hechinger Pension Plan;

         (c)  is the Executive's Primary Social Security Benefit;

         (d) is the annual benefit payable to the Executive (taking into account any applicable adjustments or limitations required by the Code, ERISA or any other provision of applicable law), at age 65 or Termination of Service, if later, on a single life annuity basis from the amount credited to the Executive's account, at the Executive's Termination of Service, in The Hechinger Profit Sharing Plan. In determining this annual amount, The Hechinger Profit Sharing Plan balance shall be converted to an annuity-certain for a period equal to the Executive's life expectancy, using the 1971 TPF&C Forecast Mortality Table (set back two years) and an 8 percent interest rate; and
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         (e)  is the annual benefit payable to the Executive (taking into account any applicable adjustments or limitations required by the Code, ERISA or any other provision of applicable law), at age 65 or Termination of Service, if later, on a single life annuity basis from the amount credited to the Executive's account, at the Executive's Termination of Service, in The Hechinger/HQ 401(k) Plan that is attributable to Company matching contributions, plus accumulated interest and earnings thereon. In determining this annual amount, this balance shall be converted to an annuity-certain for a period equal to the Executive's life expectancy, using the 1971 TPF&C Forecast Mortality Table (set back two years) and an 8 percent interest rate; and

For purposes of determining the Executive's employment with the Company and the Affiliated Companies under subsection (a), all service with the Company and the Affiliated Companies shall be taken into account. For purposes of determining the amounts described under subsections (b), (d) and (e) above, all distributions and payments made, whether due to a termination of the referenced plan or otherwise, shall be included in the calculation of annuities referenced therein.

         3.3     Amount of Early Supplemental Retirement Benefit.   The
Executive may elect to receive a benefit payment, following Termination of Service as described in section 3.1, on or after age 55 and before age 65, with the written approval of the Committee. Upon such early election, the Executive shall be entitled to receive a Supplemental Retirement Benefit computed under section 3.2, except that--

         (a) the amounts calculated under subsections (a), (b), and (c) of section 3.2 shall be actuarial reduced using the actuarial assumptions provided in The Hechinger Pension Plan to reflect commencement of benefits before age 65, and

         (b) the amounts under subsections (d) and (e) of section 3.2 shall be determined with the assumption that the annuity would be an annuity-certain for a period equal to the Executive's life expectancy at the date benefits under this section commence.

Following Termination of Service as described in section 3.1, the Executive may elect benefits to commence as of the first day of the month following attainment of age 55, or the first day of any
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month thereafter, but in no event shall benefits commence later than the first day of the month following the Executive's attainment of age 65.

         3.4 Cost of Living Adjustment. The amount of the benefits described in section 3.2 or 3.3 payable to the Executive on and after age 65 shall be increased to reflect increases in the Consumer Price Index, or any successor thereto pursuant to this section 3.4. No adjustment shall be made in a year in which there is a decrease in the Consumer Price Index from the preceding year. If there is an increase in the Consumer Price Index, the increase in the benefits payable to the Executive shall be made commencing with the first calendar year beginning after payment of 12 monthly Supplemental Retirement Benefit payments have been made. The amount of this increase in each such calendar year shall equal (a) multiplied by (b), where--

         (a) is the lesser of:

              (i) 50 percent of the difference between the Consumer Price Index in the calendar year and the prior calendar year, or

              (ii) 2-1/2 percent;

         and

         (b) is the sum of the following amounts:

              (i) the Executive's Supplemental Retirement Benefit under section
              3.2 or 3.3,

              (ii) the amount computed under subsection (b) of section 3.2 (as adjusted pursuant to section 3.3, if applicable),

              (iii) the amount computed under subsection (d) of section 3.2 (as adjusted pursuant to section 3.3, if applicable),

              (iv) the amount computed under subsection (e) of section 3.2 ( as adjusted pursuant to section 3.3, if applicable), and
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              (v) the increase under this section 3.4 for preceding years, if any.

If no Supplemental Retirement Benefit is payable to the Executive, for any reason, there shall be no cost of living adjustment under this section.

         3.5 Payment of Benefit. Following Termination of Service as described in section 3.1, the annual retirement benefit shall be paid to the Executive in equal monthly amounts commencing on the first day of the month following the Executive's election to receive benefit payments under section
3.2 or 3.3, as the case may be, and ending with the later of the month in which the Executive dies or the one hundred twentieth monthly payment.

         3.6 Termination of Service Other Than Early Retirement, Retirement or as Otherwise Described in Section 3.1. If the Executive incurs a Termination of Service by reason of death, no benefits shall be payable to or on account of the Executive under this Article III. If the Executive incurs a Termination of Service other than (a) by reason of death or (b) by an reason enumerated in section 3.1, no benefits shall be payable to or on behalf of the Executive under this Agreement.

                       IV.  Pre-Retirement Death Benefits

         4.1 Pre-Retirement Death Benefit. If the Executive dies while employed by the Company or any of the Affiliated Companies, the Executive's name beneficiary shall be entitled to an annual amount equal to 50 percent of the Executive's Compensation for the calendar year prior to the year of the Executive's death. If there is no surviving named beneficiary, benefits hereunder shall be paid to the Executive's estate. This annual amount shall be payable in equal monthly installments commencing on the first day of the month after the Executive's death and ending with the later of the month following the month in which the Executive would have reached age 65 or the one hundred twentieth monthly payment.

                             Article V.  Financing

         5.1 Financing. The benefits under this Agreement and the Plan shall be paid out of the general assets of the Company. The benefits shall not be funded in advance of payment in any way.
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         5.2  No Trust Created.  Nothing contained n this Agreement or the
Plan, and no action taken thereunder, shall create a trust of any kind or a fiduciary relationship between the Company or the Affiliated Companies and the Executive.

         5.3 Unsecured Interest. The Executive shall have no interest whatsoever in any specific asset of the Company or an of the Affiliated Companies. To the extent that any person acquires a right to receive payments under this Agreement or the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                              VI.  Administration

         6.1 Administration. This Agreement and the Plan shall be administered by the Committee. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions and other actions taken by the Committee at any meeting shall be by a majority vote of those present at the meeting. Upon the unanimous concurrence in writing of all Committee members, action of the Committee may be taken other than at a meeting.

         The Committee shall have all powers necessary or appropriate to carry out the provisions of this Agreement and the Plan. It may, from time to time, establish rules for the administration of this Agreement and the Plan.

         The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under this Agreement and the Plan including, but not limited to, the determination of eligibility for and the amount of any benefit.

         The Committee shall have the exclusive right to interpret the terms and provisions of this Agreement and the Plan and to determine any and all questions arising under this Agreement and the Plan or in connection with their administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

         The Committee shall have the right to delegate any of its powers and duties hereunder.
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         To the fullest extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under this Agreement or the Plan.

         6.2 Appeals from Denial of Claims. If any claim for benefits under this Agreement and the Plan is wholly or partially denied, the claimant shall be given notice of the denial. This notice shall be in writing, within a reasonable period of time after receipt of the claim by the Committee. This period shall not exceed 90 days after receipt of the claim; however, if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional 90 days shall be considered reasonable.

         This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

         (a)     the specific reasons for the denial;

         (b) specific reference to the provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

         (d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Committee, within 60 days after the notice has been received, a written request for the review; and

         (e) if this request is so filed, an explanation that the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in sub section (d).

The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an
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extension of time for processing.  In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing, shall include specific reasons for the denial, shall include specific references to the pertinent provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.

         6.3 Expenses. All expenses incurred in the administration of this Agreement and the Plan shall be paid by the Company.

         6.4 Indemnification. To the extent permitted by law, each employee of the Company or the Affiliated Companies shall be indemnified by the Company, and saved harmless against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence or willful misconduct.

                              VII.  Miscellaneous

         7.1 No Employment Rights. Nothing herein shall constitute a contract of continuing employment or in any manner obligate the Company or the Affiliated Companies to continue the services of the Executive or to obligate the Executive to continue in the service of the Company or the Affiliated Companies, and nothing herein shall be construed as fixing or regulating the compensation paid to the Executive.

         7.2  Fiscal Year.  The fiscal year of the Plan shall be the Plan Year.

         7.3 Severability. If any provision of this Agreement or the Plan is held illegal or invalid, the illegality or invalidity shall be affect their remaining parts. This Agreement and the Plan shall be continued and enforced as if they did not contain the illegal or invalid provision.

         7.4 Tax Withholding. The Company may withhold from any payment under this Agreement any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Company may reasonably estimate as a necessary to
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cover any taxes for which it may be liable and that may be assessed with regard to the payment.

         7.5 Amendment and Termination. Except as expressly limited in this Agreement, the Company hereby reserves the right to amend, modify, or terminate this Agreement or the Plan at any time, and for any reason, by action of the Board. However, no amendment or termination shall adversely affect the vested accrued benefits to which the Executive would have been entitled had the Executive incurred a Termination of Service for reasons described in section 3.1, as of the date of the amendment or termination.

         7.6 Successors. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators and legatees. If the Executive should die while any amount would still be payable to the Executive had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the Executive's named beneficiary, or if there is no such surviving named beneficiary, to the Executive's estate.

         7.7 Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent beneficiary of any benefits to be paid under this Agreement. Such designation must be in the form of a signed writing acceptable to the Committee. The Executive may make or change such designation at any time.

         7.8 Applicable Law. Except to the extent preempted by applicable federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

                                     *****

         IN WITNESS WHEREOF, parties have executed this Agreement as of the day and year first above written.
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                                       HECHINGER COMPANY

                                       By:
                                            ----------------------------
                                            Mark R. Adams
                                            Title: Sr. Vice President,
                                            Treasurer and Secretary




                                       EXECUTIVE

                                       -----------------------------------------
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                                AMENDMENT TO THE
                               HECHINGER COMPANY
                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


         THIS AMENDMENT to the Supplemental Executive Retirement Agreement (the "Agreement"), is made and entered into at Largo, Maryland, this 16th day of October, 1996, by and between HECHINGER COMPANY (the "Company") and ______________________ (the "Executive").

         WHEREAS, the Company has entered into the Agreement with the Executive as of October 24, 1995, to provide supplemental retirement benefits and preretirement death benefits on the terms and conditions set forth in the Agreement;

         WHEREAS, pursuant to Section 7.5 of the Agreement, and in consideration of the valuable services rendered by the Executive and to induce the Executive to continue to render such services to the Company, the Company desires to amend the Agreement to enable the Company to distribute to the Executive certain benefits under the Agreement;

         NOW THEREFORE, in consideration of the foregoing, and the mutual provisions contained herein, the parties do hereby agree as follows:

         Effective as of October 16, 1996, Article V of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Article V.  Financing; Annuity Purchase; Change of Control

         5.1 Financing. The benefits under this Agreement and the Plan may be paid out of the general assets of the Company, or in the Company's sole discretion, may be funded in advance of payment at such time, and in such manner, as the Company, in its discretion, deems appropriate.

         5.2 Trust. Nothing contained in this Agreement or the Plan, and no action taken thereunder, shall require
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the creation of a trust of any kind or the establishment of a fiduciary relationship between the Company or the Affiliated Companies and the Executive. Notwithstanding the foregoing, the Company, in its discretion, may establish a trust, including a grantor or "rabbi trust," for the funding of any current or future liabilities under the Agreement, including the benefits described in section 5.6.

         5.3 Unsecured Interest; Annuity Purchase. Except as provided below or as otherwise determined by the Company, the Executive shall have no interest whatsoever in any specific asset of the Company or any of the Affiliated Companies, and to the extent that any person acquires a right to receive payments under this Agreement or the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

         Notwithstanding any other provision in this Agreement or the Plan to the contrary, as soon as practicable following October 16, 1996, the Company shall pay to the Executive, in the form of an employee-owned annuity, $_________ (the "Initial Funded Benefit"), which represents the estimated present value of the Executive's Supplemental Retirement Benefit (a) assuming that the Executive was entitled to receive a Supplemental Retirement Benefit as of December 31, 1995, and (b) based on the Executive's months of employment with the Company and the Affiliated Companies (not in excess of 360) as of December 31, 1995.

         In the event that the Executive has not incurred a Termination of Service as of December 31, 1996, then, as soon as practicable following April 1, 1997, the Company shall pay to the Executive, in the form of an employee-owned annuity, $_______ (the "1996 Funded Benefit"), which represents the estimated present value of the increase in the Executive's Supplemental Retirement Benefit between December 31, 1995 and December 31, 1996 (a) assuming that the Executive was entitled to receive a Supplemental Retirement Benefit as of December 31, 1996, and (b) based on the Executive's months of employment with the Company and the Affiliated Companies (not in excess of 360) as of

December 31, 1996; provided, however, that in the event that the Committee, in its sole discretion, at its February, 1997 meeting authorizes a reduction in the amount of the estimated cost of living adjustment (provided pursuant to section 3.4 hereof) funded (pursuant to this section 5.3), then the 1996 Funded Benefit paid to the Executive pursuant to this paragraph shall reflect such lower amount.

         In the event that the Executive has not incurred a Termination of Service as of December 31, 1997, then, as soon as practicable following April 1, 1998, the Company shall pay to the Executive, in the form of an employee-owned annuity, $________ (the "1997 Funded Benefit"), which represents the estimated present value of the increase in the Executive's Supplemental Retirement Benefit between December 31, 1996 and December 31, 1997 (a) assuming that the Executive was entitled to receive a Supplemental Retirement Benefit as of December 31, 1997, and (b) based on the Executive's months of employment with the Company and the Affiliated Companies (not in excess of 360) as of December 31, 1997; provided, however, that in the event that the Committee, in its sole discretion, at its February, 1997 meeting authorizes a reduction in the amount of the estimated cost of living adjustment (provided pursuant to section 3.4 hereof) funded (pursuant to this section 5.3), then the 1997 Funded Benefit paid to the Executive pursuant to this paragraph shall reflect such lower amount.

         The total benefit paid to the Executive under this section 5.3 shall hereinafter be referred to as the "Total Funded Benefit."

         5.4 Adjustment of Future Supplemental Retirement Benefits. Effective as of January 1, 1998, unless otherwise determined by the Company, the Executive shall be entitled to receive the value of the undistributed Supplemental Executive Retirement Benefit computed under the Agreement, but only to the extent that the Executive would be entitled to such benefit upon Termination of Service pursuant to section 3.1. The value of the Supplemental Retirement Benefit otherwise due to the Executive under the terms of this Agreement (taking into account any increased service credit determined pursuant to section 5.6 below, to the extent applicable) shall be appropriately reduced (but not below zero) by the annual accrued benefit equivalent of the value of the Total Funded Benefit as of the date hereof. In this regard, the Committee, in is discretion, shall determine an equitable adjustment to the benefits payable to the Executive under the Agreement to ensure that the aggregate value of distributed benefits do not exceed the value of benefits the Executive would have been entitled to receive had no distributions been made prior to such Executive's Termination of Service.

         5.5 Gross-Up Payments. With respect to the Initial Funded Benefit, the 1996 Funded Benefit and the 1997 Funded Benefit, in each case only to the extent paid to the Executive, the Company shall also pay to or on behalf of the Executive (in the form of withholding to the appropriate governmental taxing authority or authorities) an additional payment or payments (the "Gross-Up Payments") in the amount or amounts of $_______, $_______ and $_______, respectively; provided, however, that in the event that the cost of living adjustment is reduced pursuant to section 5.3 hereof, then the Gross-Up Payments will be reduced accordingly.

         5.6 Change in Control. As soon as possible, but in no event later than ten days following the occurrence of a Change in Control (as defined below), the Company shall make an irrevocable contribution to a grantor trust established for this purpose (the "Rabbi Trust"), in an amount sufficient to pay the present value of the Supplemental Retirement Benefit (the "Change in Control Supplemental Retirement Benefit") to which the Executive would be entitled under the terms of the Agreement, calculated by Hewitt Associates, or any other nationally recognized actuarial or consulting firm, in accordance with section 3.2 of the Agreement, and based on a methodology that is substantially comparable to, and consistent with, such methodology used by Hewitt Associates for its calculation of the Total Funded Benefit, but adjusted by adding to the numerator of the fraction described in section 3.2(a) the lesser of (a) 120, and (b) the number of months between the occurrence of the Change in Control and the month in which the Executive attains age 65; provided, however, that in no event shall the total number of months taken into account for purposes of the numerator of the fraction set forth in section 3.2(a) exceed 360. Such Supplemental Retirement Benefit shall be reduced, if applicable, pursuant to the provisions of section 5.4 hereof. At the same time, the Company shall also make an irrevocable contribution to the Rabbi Trust (the "Change in Control Gross-Up Amount") in an amount sufficient to compensate the Executive, on an after-tax basis, for all federal, state and local income tax due with respect to the amount contributed on behalf of the Executive pursuant to the foregoing sentence.

         If, within two years following the occurrence of a Change in Control, the Executive incurs a Termination of Service (a) by the Company by reason other than for Cause, or (b) by the Executive for Good Reason, then, as soon as practicable following such Termination of Service, the trustee of the Rabbi Trust (the "Trustee") shall pay to the Executive, in the form of an employee-owned annuity with respect to the Change in Control Supplemental Retirement Benefit, and in cash with respect to the Change in Control Gross-up Amount, the proceeds in the Rabbi Trust that have been contributed on behalf of the Executive pursuant to the foregoing paragraph.

         If a Change in Control occurs prior to the payment to the Executive of the Total Funded Benefit, then, in addition to the annuity that may be payable to the Executive pursuant to the foregoing provisions of this section 5.6, but in lieu of any further payments pursuant to sections 5.3 and 5.5 hereof, the Trustee, at such time or times as the unpaid portion or portions of the Total Funded Benefit would otherwise be paid to the Executive pursuant to section 5.3 hereof, shall pay to the Executive, in the form of an employee-owned annuity or annuities, such unpaid portion or portions of the Total Funded Benefit, and shall also pay to or on behalf of the Executive, the Gross-Up Payments with respect thereto, determined pursuant to section 5.5.

         For purposes of this Agreement, "Change in Control" shall mean a change in control of the Company, which shall be deemed to have occurred only if (A) any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities at a time at which the members of the H Group(as hereinafter defined) are collectively the Beneficial Owners of Company securities representing a percentage of the combined voting power of the Company's then outstanding securities which is less than the percentage of such voting power owed by such Person or (B) during any period of two consecutive years (not including any period prior to October 16, 1996), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (A) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. For purposes of the Agreement: the term "Person," shall have the same meaning as it does in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but shall not included (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company,
(ii) the H Group (as defined below) or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; the term "H Group" shall mean John W. Hechinger, Sr., Richard England, their respective heirs and members of their respective families, and Persons controlled by John W. Hechinger, Sr., Richard England, their respective heirs and members of their respective families; and the term "Beneficial Owner" shall have the meaning prescribed by Rule 13d-3 under the Exchange Act."

                                   * * * * *

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                                    HECHINGER COMPANY


                                                    By:
                                                         ----------------------
                                                    Title:
                                                            -------------------


                                                    EXECUTIVE

                                                    ---------------------------

                              AMENDMENT NUMBER TWO
                TO THE HECHINGER COMPANY SUPPLEMENTAL EXECUTIVE
                              RETIREMENT AGREEMENT

         THIS AMENDMENT to the Supplemental Executive Retirement Agreement (the "Agreement"), is made and entered into at Largo, Maryland, this 10th day of April, 1997, by and between HECHINGER COMPANY (the "Company") and
_________________ (the "Executive").

         WHEREAS, the Company has entered into the Agreement with the Executive as of October 24, 1995, as amended effective as of October 16, 1996, to provide supplemental retirement benefits and preretirement death benefits on the terms and conditions set forth in the Agreement;

         WHEREAS, pursuant to Section 7.5 of the Agreement, and in consideration of the valuable services rendered by the Executive and to induce the Executive to continue to render such services to the Company, the Company desires to amend the Agreement to provide a gross-up payment for certain excise taxes that may be imposed on the Executive in the event of a Change in Control (as defined in the Agreement) and to conform the Agreement to certain actions taken by the Committee at its February, 1997 meeting relating to cost of living adjustments;

         NOW THEREFORE, in consideration of the foregoing, and the mutual provisions contained herein, the parties do hereby agree as follows:

         Effective as of March 11, 1997, the Agreement is hereby amended as provided below.

         1.      Acknowledgement Relating to Sections 5.3 and 5.5 of the
Agreement.

         The Compensating Committee, at its February 1997 meeting, authorized a reduction in the amounts payable with respect to the 1996 Funded Benefit, the 1997 Funded Benefit, the Gross-Up Payment related to the 1996 Funded Benefit and the Gross-Up Payment related to the 1997 Funded Benefit. These payments, as so reduced, shall be in the amounts of $______, $______, $______ and $______.

         2. Section 5.4 of the Agreement is hereby amended and restated, reading in its entirety as follows:

                 5.4 Adjustment of Future Supplemental Retirement Benefits. Effective as of January 1, 1998, unless otherwise determined by the Company, the Executive shall be entitled to receive the value of the undistributed Supplemental Retirement Benefit computed under the Agreement, but only to the extent that the Executive would be entitled to such benefit upon Termination of Service pursuant to section 3.1; provided, however that such undistributed Supplemental Retirement Benefit shall not include any cost of living adjustment relating to service in 1996 and 1997, that might otherwise have been provided pursuant to section 3.4.

                 The value of the Supplemental Retirement Benefit otherwise due to the Executive under the terms of this Agreement (taking into account any increased service credit determined pursuant to section
         5.6 below, to the extent applicable, but excluding any cost of living adjustment relating to service in 1996 and 1997 that might otherwise have been provided pursuant to section 3.4) shall be appropriately reduced (but not below zero) by the annual accrued benefit equivalent of the value of the Total Funded Benefit as of the date hereof. In this regard, the Committee, in its discretion, shall determine an equitable adjustment to the benefits payable to the Executive under the Agreement to ensure that the aggregate value of distributed benefits do not exceed the value of benefits the Executive would have been entitled to receive had no distributions been made prior to such Executive's Termination of Service.

         3. Article V of the Agreement is hereby amended by adding a new section, Section 5.7, at the end thereof, reading in its entirety as follows:

                 5.7 280G Gross-Up. In the event that all or any portion of the benefits (including any Gross-Up Payments) pursuant to this Agreement become subject to any excise tax imposed under section 4999 of the

         Code (the "Excise Tax") (such payments or benefits that are subject to the Excise Tax are for purposes of this Section 5.7 referred to as the "Parachute SERP"), the Company shall pay to the Executive an additional amount (the "280G Gross-Up Payment") such that the net benefit provided to the Executive with respect to the Parachute SERP, after deduction of the Excise Tax imposed with respect to the Parachute SERP (but not any federal, state or local income taxes) and any Excise Tax (but not any federal, state, or local income taxes) imposed on the payment provided for by this Section, shall be equal to the Parachute SERP.

         For purposes of determining whether any part of the benefits provided under the Agreement will be subject to the Excise Tax and the amount of such Excise Tax, (i) no portion of the Total Benefits (as defined below) the receipt or enjoyment of which the Executive shall have effectively waived in writing shall be taken into account, (ii) any other payments or benefits received or to be received by the Executive in connection with a Change in Control (as defined in Section 5.6) or the Executive's termination of employment (pursuant to the terms of any plan, arrangement or agreement with the Company, any Person (as defined in Section 5.6 above) whose actions result in a Change in Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of section 280G(b) (2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b) (1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel reasonably selected by the Company's independent auditors (which were, immediately prior to the Change in Control, the Company's independent auditors), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b) (4) (A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G (b) (4) (B) of the Code, in excess of the Base Amount, within the meaning of section 280G (b) (3) of the Code, allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (iii) the amount of benefits under the Agreement that shall be treated as subject to the Excise Tax (and therefore as Parachute SERP) shall be equal to the lesser of (A) the portion of the benefits under the Agreement treated as a parachute payment within the meaning of section 280G (b) (2) of the Code or (B) the amount of excess parachute payments within the meaning of section 280G (b) (1) of the Code (after applying clause (i) above), and (iv) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G (d) (3) and (4) of the Code.

                 In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder pursuant to the foregoing provisions of this Section 5.7, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion (if any) of the 280G Gross-Up Payment attributable to such reduction (determined in accordance with the foregoing provisions of this Section 5.7) plus interest on the amount of such repayment at the rate provided in section 1274 (b) (2)
         (B) of the Code.

                 In the event that the Excise Tax attributable to the benefits under the Agreement is determined to exceed the amount taken into account hereunder pursuant to the foregoing provisions of this Section
         5.7 (including by reason of any payment the existence or amount of which cannot be determined at the time of the 280G Gross-Up Payment), the Company shall make an additional 280G Gross-Up Payment in respect of such excess (plus any interest, penalties or additions, but not any federal, state, or local income taxes, payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Company shall provide the Executive with its calculation of the amounts referred to in this Section 5.7, and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the benefits under the Agreement.

                 The payment provided for in this Section 5.7 shall be made not later than the seventh day following the date that it is determined that any or all of the benefits pursuant to this Agreement are or will be subject to the excise tax (the "Payment Date"); provided, however, that if the amount of such payment cannot be finally determined on or before such day, the Company shall pay to the Executive on such day, an estimate, as determined in good faith by the Company, of the minimum amount of such payment and shall pay the remainder of such (together with interest at the rate provided in section 1274 (b) (2)
         (B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth day after the Payment Date. In the event that the amount of the payment made on an estimated basis exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the thirtieth day after demand by the Company (together with interest at the rate provided in section 1274 (b) (2) (B) of the
         Code).

                 Notwithstanding the foregoing provisions of this Sections 5.7, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of the Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including benefits pursuant to the Agreement, being hereinafter called "Total Benefits") would be subject (in whole or part), to the Excise Tax, then the amount paid to the Executive pursuant to the Agreement and the corresponding 280G Gross-Up Payment, if any, shall be reduced to the extent necessary so that no portion of such amount paid pursuant to the Agreement is subject to the Excise Tax if (A) the net amount of the Total Benefits, as so reduced, (and after deduction of the net amount of federal, state and local income tax on such reduced Total Benefits) is greater than (B) the excess of (i) the net amount of such Total Benefits, without reduction (but after deduction of federal, state and local income tax on such Total Benefits), over (ii) the amount of Excise Tax to which the Executive would be subject in respect of such Total Benefits.

                                   * * * * *

                 IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                                   HECHINGER COMPANY

                                                   By:
                                                      -----------------------


                                                   Title:
                                                         --------------------



                                                   EXECUTIVE


                                                   --------------------------